Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with amendment no. 1 to the quarterly report of Cellegy Pharmaceuticals, Inc. (the "Company") on Form 10-Q for the three months ended June 30, 2003, as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), K. Michael Forrest, as President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     i. The Report fully complied with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     ii. The information contained in the Report fairly presents, in all material respects, the financial Condition and results of operations of the Company


                                 By:  /s/ K. Michael Forrest
                                      ----------------------
                                      K. Michael Forrest
                                      President and Chief Executive Officer
                                      Date: March 24, 2004



                                       21